UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 21, 2008

______________________________

BOISE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street
Boise, ID 83728-5388
(Address of principal executive offices, including zip code)

208-384-6161
(Registrant’s telephone number, including area code)

Aldabra 2 Acquisition Corp.
c/o Terrapin Partners LLC
540 Madison Avenue, 17th Floor
New York, New York  10022
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following approval by the stockholders of Boise Inc. (formerly Aldabra 2 Acquisition Corp.) (the “Company”) at a special meeting held on February 5, 2008, the Company filed with the Secretary of State of the State of Delaware an amendment to its certificate of incorporation on February 21, 2008, to increase the number of authorized shares of the Company’s common stock from 100 million to 250 million (the “Amendment”). The Amendment was approved by the stockholders of the Company and filed with the Secretary of State of the State of Delaware in satisfaction of a pre-closing condition to the consummation of the acquisition of Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C., Boise Cascade Transportation Holdings Corp. (collectively, the "Paper Group") and other assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and most of the headquarters operations of Boise Cascade, L.L.C. through the acquisition of Boise Paper Holdings, L.L.C.

The amended and restated certificate of incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K, which information is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.      Description

3.1        Amendment to the Amended and Restated Certificate of Incorporation of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                BOISE INC.

                By: /s/ Karen E. Gowland
                     Name: Karen E. Gowland
                     Title:   Vice President, General Counsel and Secretary

Date:  February 27, 2008